Exhibit 99.2

  Draft Bank Term Sheet Sources & Uses Subject to Future Public Disclosure DRAFT - CONFIDENTIAL February 7, 2014 Subject to FRE 408 and all similar rules

Exhibit 99.2

Estimate of Distributable Cash on June 30, 2014 (US$ millions) Sources Uses 11/30 Cash on Balance Sheet $568 IRS Settlement (2011 & prior) $256 Employee/Professional/Financing Costs/Contingencies/Other 175 7 month Cash Flow 64 International Business Transition Costs 34 Total 632 Remaining Construction Costs for OS Shenandoah 20 OS Tampa Shuttle Tanker Conversion Costs 20 Required Working Capital Investment 9 Cash on Balance Sheets 75 Total Uses Before non-Tax Distributions $589 Creditor Distribution Cash Flows Cash Available From Business $43 Exit Financing 500 Distributable Cash $543 Approximate Creditor Distributions Required1 -531 Excess Cash $12 Notes: (1) Includes post-petition interest at the default rate. Preliminary analysis subject to change and refinement as the debtor completes its analysis. DRAFT Privileged & Confidential – Prepared at the Request of Counsel page 2